Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-233979, 333-236893, 333-253375, 333-261964, 333-263133, 333-270516 and 333-272685 on Form S-8 and Registration Statement No. 333-271594 on Form S-3 of our reports dated March 15, 2024 relating to the financial statements of Oportun Financial Corporation and the effectiveness of Oportun Financial Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP

San Francisco, CA
March 15, 2024